UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2011

ARTIFICIAL LIFE, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street Causeway Bay, Hong Kong
(Address of principal executive offices)

+852 3102 2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01

Changes in Registrant’s Certifying Accountant.

(b) Engagement of Principal Accountant

On April 20, 2011, BDO AG, a member of BDO International Limited (“BDO”) was engaged to serve as the Company’s independent registered public accounting firm. The decision to engage BDO was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.  BDO will audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010.

During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, neither the Company nor any party on the Company’s behalf consulted BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release, dated April 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	Artificial Life, Inc.

	By:	/s/ Eberhard Schoneburg
Eberhard Schoneburg
Chief Executive Officer